Exhibit 5.3



                           Opinion of Pensley & Fugler

                                Pensley & Fugler
                               Counselors at Law
                                 2067 Broadway
                            New York, New York 10023
                                  212-595-4955
                               Fax: 212-595-4966


                                         November 12, 1996

American Bio Medica Corporation
102 Simons Road
Ancramdale, New York 12503


                     Re: Registration Statement on Form SB-2

Gentlemen:

     We refer to the registration statement on Form SB-2 (the "Registration Statement") of American Bio Medica Corporation, a New York corporation (the "Company"), to be delivered for electronic filing to the Securities and Exchange Commission by overnight delivery on or about November 14, 1996, relating to 600,000 common shares, $.01 par value each ("Common Shares") underlying convertible preferred shares and 24,712 Common Shares underlying 24,712 common share purchase warrants. We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that:

     (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of New York.

     (ii) The Common Shares to be issued upon conversion of the Preferred Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable;

     (iv) The Warrants have been duly and validly authorized, issued and delivered, and are exercisable in accordance with their terms, and a sufficient number of Common Shares have been duly and validly authorized and reserved for issuance upon exercise of the Warrants and when issued and delivered upon the exercise of the Warrants in accordance with their terms, will be duly and validly issued, fully paid and nonassessable.


                                   Very truly yours,
                                   Pensley & Fugler



                                   By: s/Joel Pensley
                                       --------------
                                        Joel Pensley